Exhibit 99.1
EverCommerce Announces Second Quarter 2023 Financial Results
Denver, CO (August 7, 2023) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the quarter ended June 30, 2023.
Second Quarter 2023 Financial Highlights
•Revenue of $170.1 million, an increase of 8.1% compared to $157.2 million for the quarter ended June 30, 2022.
•Subscription and transaction fee Revenue of $130.3 million, an increase of 12.7% compared to $115.6 million for the quarter ended June 30, 2022.
•Net loss was $0.9 million, or $0.0 per basic and diluted share, for the quarter ended June 30, 2023, compared to net loss of $12.9 million, or $(0.07) per basic and diluted share, for the quarter ended June 30, 2022.
•Adjusted EBITDA was $38.8 million for the quarter ended June 30, 2023, compared to $30.7 million for the quarter ended June 30, 2022.

“EverCommerce delivered second quarter Adjusted EBITDA that was well above the top end of our guidance range, balanced with Revenue growth at the midpoint of the range,” said Eric Remer, EverCommerce’s Founder and CEO. “Revenue grew 8.1% year-over-year, with core Software and transaction fee Revenue growth of 12.7%. This, combined with significant cost discipline, allowed us to deliver 26.2% year-over-year growth in Adjusted EBITDA and over 325 basis points of Adjusted EBITDA margin expansion.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Share Repurchases
The Company repurchased and retired 904,000 shares of common stock for approximately $10.0 million during the three months ended June 30, 2023. As of June 30, 2023, $17.5 million remains available under the Repurchase Program.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in negotiated transactions off the market. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
Based on information as of today, August 7, 2023, the Company is issuing the following financial guidance for the second quarter and full year 2023.
Third Quarter 2023:
•Revenue is expected to be in the range of $174 million to $178 million.
•Adjusted EBITDA is expected to be in the range of $34.5 million to $37.5 million.
Full Year 2023:
•Revenue is expected to be in the range of $680 million to $700 million.
•Adjusted EBITDA is expected to be in the range of $142 million to $148 million.
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our second quarter 2023 results and outlook today, August 7, 2023, at 5:00 p.m. ET. Please visit the "Investor Relations" page of the Company's website (https://investors.evercomerce.com) for both telephonic and webcast access to this call as well as a copy of the presentation materials used on the call. An archive replay will be available following the conclusion of the call.

Investor Contact
Brad Korch
SVP and Head of Investor Relations
720-796-7664
IR@evercommerce.com
Media Contact
Jeanne Trogan
VP of Communications
737-465-2897
Press@evercommerce.com
About EverCommerce
EverCommerce (Nasdaq: EVCM) is a leading service commerce platform, providing vertically-tailored, integrated SaaS solutions that help more than 685,000 global service-based businesses accelerate growth, streamline operations, and increase retention. Its modern digital and mobile applications create predictable, informed, and convenient experiences between customers and their service professionals. With its EverPro, EverHealth, and EverWell brands specializing in Home, Health, and Fitness & Wellness service industries, EverCommerce provides end-to-end business management software, embedded payment acceptance, marketing technology, and customer experience applications. Learn more at EverCommerce.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, the underlying trends in our business, our market opportunity, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our recent growth rates may not be sustainable or indicative of future growth; we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; we may reduce our rate of acquisitions and may be unsuccessful in achieving continued growth through acquisitions; revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; we may need to incur additional indebtedness or seek capital through new equity or debt financings, which may not be available to us on acceptable terms or at all; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are dependent on payment card networks and payment processors and if we fail to comply with the applicable requirements of our payment network or payment processors, they can seek to fine us, suspend us or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; unauthorized disclosure, destruction or modification of data, disruption of our software or services or cyber breaches; our estimated total addressable market is subject to inherent challenges and uncertainties; actual or perceived inaccuracies in our operational metrics may harm our reputation; failure to effectively develop and expand our sales and marketing capabilities; failure to maintain and enhance our reputation and brand recognition; inability to retain current customers or to sell additional functionality and services to them may adversely affect our revenue growth; our systems and our third-party providers’ systems may fail or our third-party providers may discontinue providing their services or technology or to us specifically; faster growth of lower margin solutions and services than higher margin solutions and services; risks related to COVID-19; economic and political risks, including the business cycles of our clients and changes in the overall level of consumer and commercial spending; our ability to retain and hire skilled personnel; risks related to our indebtedness; risks related to our material weakness and internal control over financial reporting; risks related to the increasing focus on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; risks related to governmental regulation; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2022 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Key Business and Financial Metrics
Pro Forma Revenue Growth Rate is a key performance measure that our management uses to assess our consolidated operating performance over time. Management also uses this metric for planning and forecasting purposes.
Our year-over-year Pro Forma Revenue Growth Rate is calculated as though all acquisitions closed as of the end of the latest period were closed as of the first day of the prior year period presented. In calculating Pro Forma Revenue Growth Rate, we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) to our results of operations, and then calculate our revenue growth rate between the reported periods. As a result, Pro Forma Revenue Growth Rate includes pro forma revenue from businesses acquired during the period, including revenue generated during periods when we did not yet own the acquired businesses. In including such pre-acquisition revenue, Pro Forma Revenue Growth Rate allows us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue Growth Rate does not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue Growth Rates are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions been consummated on the first day of the prior year period presented. We believe that this metric is useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions. This metric is particularly useful to management due to the number of acquired entities.
Non-GAAP Financial Measures
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
Gross profit is calculated as total revenue less cost of revenue (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss) or profitability.

Adjusted EBITDA. Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net loss adjusted to exclude interest and other expense, net, income tax expense (benefit), depreciation and amortization, other amortization, acquisition related costs and non-recurring costs, and stock-based compensation. Other amortization includes amortization for capitalized contract acquisition costs. Acquisition related costs and non-recurring costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees as well as expenses such as system implementation costs and severance related to planned restructuring activities. Acquisition related and non-recurring costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss).

Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	June 30,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$83,066	$92,625
Restricted cash	3,776	3,199
Accounts receivable, net of allowance for expected credit losses of $6.9 million and $4.7 million at June 30, 2023 and December 31, 2022, respectively	50,217	48,032
Contract assets	16,448	12,971
Prepaid expenses and other current assets	24,400	23,760
Total current assets	177,907	180,587
Property and equipment, net	11,118	11,930
Capitalized software, net	37,704	32,554
Other non-current assets	44,638	46,855
Intangible assets, net	360,021	405,720
Goodwill	912,776	914,082
Total assets	1,544,164	1,591,728
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,986	$8,373
Accrued expenses and other	58,943	56,963
Deferred revenue	24,898	22,885
Customer deposits	11,612	11,360
Current maturities of long-term debt	5,500	5,500
Total current liabilities	111,939	105,081
Long-term debt, net of current maturities and deferred financing costs	528,824	530,946
Other non-current liabilities	44,044	49,008
Total liabilities	684,807	685,035
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 188,636,381 and 191,447,237 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	2	2
Accumulated other comprehensive loss	(10,979)	(10,198)
Additional paid-in capital	1,466,360	1,489,935
Accumulated deficit	(596,026)	(573,046)
Total stockholders’ equity	859,357	906,693
Total liabilities and stockholders’ equity	$1,544,164	$1,591,728

Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenues:
Subscription and transaction fees	$130,305	$115,648	$254,125	$223,649
Marketing technology solutions	34,455	35,160	66,243	65,064
Other	5,292	6,438	10,820	12,109
Total revenues	170,052	157,246	331,188	300,822
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	58,185	55,103	114,131	105,848
Sales and marketing	30,675	29,946	61,574	60,091
Product development	18,331	17,423	37,034	35,060
General and administrative	35,089	33,358	70,015	64,584
Depreciation and amortization	25,990	27,520	51,940	54,911
Total operating expenses	168,270	163,350	334,694	320,494
Operating income (loss)	1,782	(6,104)	(3,506)	(19,672)
Interest and other expense, net	(4,761)	(6,702)	(19,949)	(12,180)
Net loss attributable to common stockholders before income tax benefit (expense)	(2,979)	(12,806)	(23,455)	(31,852)
Income tax benefit (expense)	2,083	(75)	1,784	5,662
Net loss attributable to common stockholders	(896)	(12,881)	(21,671)	(26,190)
Other comprehensive loss:
Foreign currency translation losses, net	(682)	(8,169)	(781)	(8,833)
Comprehensive loss attributable to common stockholders	$(1,578)	$(21,050)	$(22,452)	$(35,023)
Basic and diluted net loss per share attributable to common stockholders	$—	$(0.07)	$(0.11)	$(0.13)
Basic and diluted weighted-average shares of common stock outstanding used in computing net loss per share	188,277,209	195,650,334	189,157,212	195,541,998

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended June 30,
	2023	2022

Cash flows provided by operating activities:
Net loss	$(21,671)	$(26,190)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	51,940	54,911
Stock-based compensation expense	13,755	12,643
Deferred taxes	(2,119)	(6,209)
Amortization of deferred financing costs and non-cash interest	827	1,083
Bad debt expense	3,830	1,012
Other non-cash items	(379)	500
Changes in operating assets and liabilities:
Accounts receivable, net	(7,344)	(9,547)
Prepaid expenses and other current assets	(4,492)	(8,346)
Other non-current assets	2,681	(1,233)
Accounts payable	2,591	(2,485)
Accrued expenses and other	1,868	5,228
Deferred revenue	1,978	2,702
Other non-current liabilities	(2,319)	(67)
Net cash provided by operating activities	41,146	24,002
Cash flows used in investing activities:
Purchases of property and equipment	(1,201)	(1,565)
Capitalization of software costs	(9,485)	(7,492)
Net cash used in investing activities	(10,686)	(9,057)
Cash flows used in financing activities:
Payments on debt	(2,750)	(2,750)
Exercise of stock options	909	1,104
Proceeds from common stock issuance for Employee Stock Purchase Plan	1,765	1,804
Repurchase and retirement of common stock	(39,693)	(2,665)
Net cash used in financing activities	(39,769)	(2,507)
Effect of foreign currency exchange rate changes on cash	327	(850)
Net (decrease) increase in cash and cash equivalents and restricted cash	(8,982)	11,588
Cash and cash equivalents and restricted cash:
Beginning of period	95,824	97,559
End of period	$86,842	$109,147

Supplemental disclosures of cash flow information:
Cash paid for interest	$22,166	$10,642
Cash paid for income taxes	$1,871	$1,388

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(in thousands)

Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$105,772	$96,542	$205,053	$183,820
Depreciation and amortization	6,095	5,601	12,004	11,154
Adjusted gross profit	$111,867	$102,143	$217,057	$194,974

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(in thousands)

Reconciliation from Net loss to Adjusted EBITDA:
Net loss	$(896)	$(12,881)	$(21,671)	$(26,190)
Adjusted to exclude the following:
Interest and other expense, net	4,761	6,702	19,949	12,180
Income tax expense (benefit)	(2,083)	75	(1,784)	(5,662)
Depreciation and amortization	25,990	27,520	51,940	54,911
Other amortization	1,444	1,028	2,753	1,970
Stock-based compensation expense	6,241	6,508	13,755	12,643
Acquisition related costs and other non-recurring costs	3,341	1,797	5,795	3,859
Adjusted EBITDA	$38,798	$30,749	$70,737	$53,711